Exhibit 3.2

BY-LAWS OF BJ’S WHOLESALE CLUB, INC. As effective on September 30, 2011

BY-LAWS

OF

BJ’S WHOLESALE CLUB, INC.

PREAMBLE

These by-laws (the “By-Laws”), are subject to, and governed by, the General Corporation Law of the State of Delaware (the “DGCL”) and the certificate of incorporation of BJ’s Wholesale Club, Inc. (as amended or restated from time to time, the “Certificate of Incorporation”), a Delaware corporation (the “Corporation”) then in effect. In the event of a direct conflict between the provisions of these By-Laws and the mandatory provisions of the DGCL or the provisions of the Certificate of Incorporation, such provisions of the DGCL or the Certificate of Incorporation, as the case may be, will be controlling.

I.

OFFICES

The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, in the city of Wilmington, 19801, County of New Castle, Delaware 19801. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”), may from time to time determine or the business of the Corporation may require.

II.

STOCKHOLDERS

Section 2.1. Time and Place of Meetings and Annual Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation. An annual meeting of stockholders shall be held for the purpose of electing directors, and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

Section 2.2. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called either by the Board of Directors or at the request in writing of stockholders holding at least fifty percent (50%) of the Common Stock of the Corporation issued and outstanding, and entitled to vote generally in the election of directors pursuant to the Certificate of Incorporation. Such request by stockholders shall state the purpose of the proposed meeting.

All special meetings of the stockholders shall be held at such place, within or without the State of Delaware, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

Section 2.3. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

Section 2.4. Quorum. The holders of a majority of the Common Stock, issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law. If a quorum is not present or represented, the chairman of the meeting or the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be presented or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by a majority of the votes cast by holders of the stock represented and entitled to vote thereon, with each such holder having the number of votes per share and voting as a member of such classes of stockholders as may be provided in the Certificate of Incorporation, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Such votes may be cast in person or by proxy but no proxy shall be voted on or after one year from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 2.6. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders having a right to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were duly delivered to the Corporation.

Section 2.7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principle place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 2.8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

III.

DIRECTORS

Section 3.1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 3.2. Number and Election of Directors. The Board of Directors shall consist of at least one (1) and no more than fifteen (15) members. Except as provided in Section 3.3 of this Article, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

Section 3.3. Vacancies. Except as provided in the Certificate of Incorporation, or as otherwise may be agreed between or among the stockholders pursuant to any stockholders agreement from time to time in effect, vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office until his successor is elected and qualified or until his earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by law.

Section 3.4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.5. Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.6. Notice of Meetings. Notice of any regular or special meeting of directors shall be given to each director by the secretary or by the directors calling the meeting. The notices of all meetings shall state the place, date, hour and purpose(s) of the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone or electronic transmission or (ii) by sending a telegram or telex, or delivering written notice by hand, to his last known business or home address in each case at least two days in advance of a regular meeting and 24 hours in advance of a special meeting.

Section 3.7. Special Meetings. Special meetings of the Board of Directors may be called by any director or the President.

Section 3.8. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation, these By-Laws or agreed between or among the stockholders pursuant to any stockholders agreement from time to time in effect, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and, except as otherwise set forth in the Certificate of Incorporation, these Bylaws or as otherwise may be agreed between or among the stockholders pursuant to any stockholders agreement from time to time in effect, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9. Organization. The Chairman of the Board of Directors, if elected, shall act as Chairman at all meetings of the Board of Directors. If a Chairman of the Board of Directors is not elected or, if elected, is not present, the President, or if the President is not present, a director chosen by a majority of the directors present, shall act as Chairman at meetings of the Board of Directors.

Section 3.10. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

Section 3.11. Attendance by Telephone. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.12. Removal. Except as otherwise provided in the Certificate of Incorporation, or as otherwise may be agreed between or among the stockholders pursuant to any stockholders agreement from time to time in effect, any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.13. Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine; provided, however, that all directors shall be provided the same compensation and reimbursement rights from time to time in effect. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations or any of its stockholders in any other capacity and receiving compensation for such service.

Section 3.14. Committees. The Board of Directors may, by resolution of the Board, designate one or more committees, each committee to consist of one or more directors of the Corporation, which, to the extent provided in the resolution or in these By-laws, shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it), as the Board of Directors may by resolution determine and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Certificate of Incorporation or the laws of the State of Delaware. Such committee or committees shall have such name or names as may be determined from time to time by resolutions adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power to change the membership of any such committee at any time, to fill vacancies thereon and to discharge any such committee, either with or without cause, at any time. Each member of any such committee shall be paid such fee, if any, as shall be fixed by the Board of Directors for each meeting of such committee which he or she shall attend and for his or her expenses, if any, of attendance at each regular or special meeting of such committee as shall be determined by the Board of Directors.

IV.

OFFICERS

Section 4.1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman of the Board of Directors, President, a Secretary, and a Treasurer. The Board of Directors may also elect one or more vice chairmen, one or more Senior or other Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be Directors of the Corporation.

Section 4.2. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, subject to any terms or restrictions set forth in a written employment agreement with such officer, or as otherwise may be agreed between or among the stockholders pursuant to any stockholders agreement from time to time in effect. Any vacancy occurring in any office of the Corporation required by this Article shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors. Each successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Section 4.3. Chairman of the Board. The Chairman of the Board if any, when elected, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the Chairman of the Board of a business corporation or as may be prescribed by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws.

Section 4.4. President; Chief Executive Officer. Unless a separate Chief Executive Officer is appointed, the President shall serve as the Chief Executive Officer of the Corporation. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman of the Board of Directors, the President shall be the chief executive officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 4.5. Vice President. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 4.6. Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal. The Secretary shall also keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, sign with the President or Vice President certificates for shares of the Corporation, the issuance of which shall be authorized by resolution of the Board of Directors, and have general charge of the stock transfer books of the Corporation.

Section 4.7. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary.

Section 4.8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President.

Section 4.9. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

Section 4.10. Other Officers. The President or Board of Directors may appoint other officers and agents for any Group, Division or Department into which this Corporation may be divided by the Board of Directors, with titles as the President or Board of Directors may from time to time deem appropriate. All such officers and agents shall receive such compensation, have such tenure and exercise such authority as the President or Board of Directors may specify. All appointments made by the President hereunder and all the terms and conditions thereof must be reported to the Board of Directors.

In no case shall an officer or agent of any one Group, Division or Department have authority to bind another Group, Division or Department of the Company or to bind the Corporation except as to the business and affairs of the Group, Division or Department of which he or she is an officer or agent.

Section 4.11. Salaries. The salaries of the elected officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 4.12. Voting Securities Held by the Corporation. Unless otherwise provided by the Board of Directors, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incidental to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors, may, by resolution, from time to time confer like powers upon any other person or persons.

V.

CERTIFICATES OF STOCK

Section 5.1. Form. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock shall be uncertificated shares. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

Section 5.2. Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 5.4(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.3. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law. The Corporation shall not be required to register any transfer of shares made in violation of any agreement among a stockholder or investor in the Corporation and the Corporation, or recognize as a holder of any such shares any transferee in such a violative transaction.

VI.

INDEMNIFICATION

Section 6.1. Indemnity. (a) The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article VI shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

(b) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

(c) The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(d) For the purposes of this Section, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(e) This Section shall be construed to give the Corporation the broadest power permissible by the Delaware General Corporation Law, as it now stands and as heretofore amended.

(f) Any director or officer of the Corporation entitled to indemnification, advancement of expenses and/or insurance, in each case pursuant to this Article VI, and that is a director, officer or employee of Leonard Green & Partners, L.P, Green Equity Investors V, L.P., Green Equity Investors Side V, L.P. or their affiliates (collectively “LGP” and each such person, a “LGP Indemnitee”), may have certain rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of LGP and/or their affiliates (collectively, the “LGP Fund Indemnitors”). Notwithstanding anything to the contrary in these By-Laws or otherwise: (i) the Corporation is the indemnitor of first resort (i.e., the Corporation’s obligations to each LGP Indemnitee are primary and any obligation of the LGP Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by each LGP Indemnitee are secondary), (ii) the Corporation will be required to advance the full amount of expenses incurred by each LGP Indemnitee and will be liable for the full amount of all liabilities, expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this Article VI, without regard to any rights each LGP Indemnitee may have against the LGP Fund Indemnitors, and (iii) the Corporation irrevocably waives, relinquishes and releases the LGP Fund Indemnitors from any and all claims against the LGP

Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. Notwithstanding anything to the contrary in these By-Laws or otherwise, no advancement or payment by the LGP Fund Indemnitors on behalf of a LGP Indemnitee with respect to any claim for which such LGP Indemnitee has sought indemnification or advancement of expenses from the Corporation will affect the foregoing and the LGP Fund Indemnitors will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such LGP Indemnitee against the Corporation. The LGP Fund Indemnitors are express third party beneficiaries of the terms of this Article VI.

(g) Any director or officer of the Corporation entitled to indemnification, advancement of expenses and/or insurance, in each case pursuant to this Article VI, and that is a director, officer or employee of CVC Capital Partners, CVC European Equity Partners V (A) L.P., CVC European Equity Partners V (B) L.P., CVC European Equity Partners V (C) L.P., CVC European Equity Partners V (D) L.P., CVC European Equity Partners V (E) L.P. or their affiliates (collectively “CVC” and each such person, a “CVC Indemnitee”), may have certain rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of CVC and/or their affiliates (collectively, the “CVC Fund Indemnitors”). Notwithstanding anything to the contrary in these By-Laws or otherwise: (i) the Corporation is the indemnitor of first resort (i.e., the Corporation’s obligations to each CVC Indemnitee are primary and any obligation of the CVC Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by each CVC Indemnitee are secondary), (ii) the Corporation will be required to advance the full amount of expenses incurred by each CVC Indemnitee and will be liable for the full amount of all liabilities, expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this Article VI, without regard to any rights each CVC Indemnitee may have against the CVC Fund Indemnitors, and (iii) the Corporation irrevocably waives, relinquishes and releases the CVC Fund Indemnitors from any and all claims against the CVC Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. Notwithstanding anything to the contrary in these By-Laws or otherwise, no advancement or payment by the CVC Fund Indemnitors on behalf of a CVC Indemnitee with respect to any claim for which such CVC Indemnitee has sought indemnification or advancement of expenses from the Corporation will affect the foregoing and the CVC Fund Indemnitors will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such CVC Indemnitee against the Corporation. The CVC Fund Indemnitors are express third party beneficiaries of the terms of this Article VI.

(h) The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the DGCL, as the same may be amended and supplemented. Any amendment, repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment, repeal or modification.

VII.

GENERAL PROVISIONS

Section 7.1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.2. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or, subject to applicable law, by telegram, telex, cable, facsimile or other electronic transmission.

Section 7.3. Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing or by electronic transmission, signed or given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 7.4. Resignations and Removals. Any director or any officer, whenever elected or appointed, may resign at any time either in a writing served upon, or by an electronic transmission sent to, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said writing or transmission is received by the President or Secretary. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

Section 7.5. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

VIII.

AMENDMENTS

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt the By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

IX.

SUBJECT TO CERTIFICATE OF INCORPORATION

These By-Laws and the provisions hereof are subject to the terms and conditions of the Certificate of Incorporation of the Corporation (including any certificates of designations filed thereunder), and in the event of any conflict between these By-Laws and the Certificate of Incorporation, the Certificate of Incorporation shall control.

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